Exhibit 10.4

[NEO FORM]

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, dated as of the [            ] day of [            ] (the “Grant Date”), by and between REPUBLIC SERVICES, INC., a Delaware corporation (the “Company”) and [                ] (the “Recipient”), is made pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time, (the “Plan”).

1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan, a copy of which is being provided via email and is incorporated herein by reference. All references to the Company herein also shall be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.

2. Grant of Restricted Stock. Subject to the terms and conditions of the Plan and to the terms and conditions set forth in this Agreement, the Company hereby grants to the Recipient [            ] shares of Restricted Stock. Restricted Stock hereunder includes any shares or other securities the Recipient may receive or be entitled to receive as a result of the ownership of the original Restricted Stock, whether they are issued as a result of a share split, share dividend, recapitalization or other subdivision or combination of shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company or sale of assets of the Company.

3. Vesting.

(a) Vesting Schedule. Except as otherwise provided in Section 3(b) hereof, the shares of Restricted Stock shall vest and become nonforfeitable on the dates (each a “Vesting Date”) and in the percentages set forth in accordance with the following schedule, provided that the Recipient’s continuous service with the Company continues until the applicable Vesting Date:

Vesting Date	Vesting Percentage (Percentage of Total Award Vested as of Applicable Date)

[ ]	25%
[ ]	50%
[ ]	75%
[ ]	100%

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the applicable Vesting Date.

(b) Acceleration of Vesting on Account of Death, Disability, Retirement, Termination of Employment, or for Other Reasons.

(i) Death or Disability. The shares of Restricted Stock not yet vested and that have not previously been forfeited shall become 100% vested and transferable in the event that the Recipient’s continuous service with the Company terminates by reason of the Recipient’s death or Disability.

(ii) Retirement. The shares of Restricted Stock not yet vested and that have not previously been forfeited shall become 100% vested and transferable in the event that (1) the Recipient’s continuous service with the Company terminates by reason of the Recipient’s retirement, and (2) at the time of such retirement:

(A) the Recipient is at least fifty-five (55) years old and has completed six (6) years of continuous service with the Company or is at least sixty (60) years old (without regard to years of service), and in either case has provided the Company not less than twelve (12) months prior written notice of Recipient’s intent to retire; or

(B) the Recipient is at least sixty (60) years old and has completed fifteen (15) years of continuous service with the Company or is sixty-five (65) years old and has completed five (5) years of continuous service with the Company and in either case has provided the Company with not less than thirty (30) days prior written notice of Recipient’s intent to retire; and

(C) in the case of both (A) and (B), the Company does not provide the Recipient with written notice on or before the anticipated retirement date that the Company intends or has grounds to terminate the Recipient’s continuous service for Cause.

For purposes of determining years of continuous service, service shall include service in any capacity as an employee or a director with any entity whose financial statements are required to be consolidated with the financial statements of Republic, including service with any such entity prior to the date on which the entity’s financial statements were required to be so consolidated.

(iii) Employment Agreement. The shares of Restricted Stock not yet vested and that have not previously been forfeited shall become partially or fully vested and transferrable at such times and in such amounts as may be required pursuant to any employment or consulting agreement between the Recipient and the Company or under the Company’s Executive Separation Policy, as amended from time to time and as applicable.

(c) Restrictions. The shares of Restricted Stock and any stock distributions with respect to such Restricted Stock shall be subject to the following restrictions during the period prior to the date on which they become vested pursuant to this Section or the Plan (the “Restricted Period”):

(i) The Restricted Stock shall be subject to forfeiture as provided herein;

(ii) Except as otherwise provided in Section 3(c)(iii), no shares of Restricted Stock awarded hereunder shall be transferable or assignable by the Recipient, other than by will or the laws of descent and distribution or pursuant to a domestic relations order within the meaning of Section 414(p)(1)(B) of the Code;

(iii) The Recipient may transfer the shares of Restricted Stock awarded hereunder (or a portion thereof) for no value to (1) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (2) any person sharing the Recipient’s household (other than a tenant or employee), (3) a trust in which the persons described in (1) and/or (2) have more than 50% of the beneficial interest, (4) a foundation in which the Recipient and/or the persons described in (1) and/or (2) control the management of assets, or (5) any other entity in which the Recipient and/or the persons described in (1) and/or (2) own more than 50% of the voting interests;

(iv) No transfer permitted under Section 3(c)(ii) or 3(c)(iii) of any shares of Restricted Stock shall be effective to bind the Company unless the Committee shall have been furnished with (1) the Notice of Restricted Stock Transfer attached hereto as Exhibit A executed and dated by the Recipient (or the executor or personal representative of the deceased Recipient’s estate) and with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (2) the Statement of Acknowledgement attached hereto as Exhibit B executed and dated by the transferee which states that the transferee will comply with all the terms and conditions of the Plan and the Agreement relating to the shares of Restricted Stock that are or would have been applicable to the Recipient;

(v) Promptly following the Grant Date, the Company shall issue a certificate or other indicia of ownership representing the shares of Restricted Stock awarded hereunder. Any certificate or other indicia of ownership representing the shares of Restricted Stock awarded hereunder shall be held in escrow by the Company and shall, in the Company’s sole discretion, bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders. To facilitate the escrow of the shares of Restricted Stock awarded hereunder with the Company, the Recipient shall deliver herewith the Stock Power attached hereto as Exhibit C executed in blank by the Recipient and dated as of the date hereof; and

(vi) Any additional stock or other securities or property that may be issued or distributed with respect to the Restricted Stock awarded hereunder as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions set forth in this Agreement.

(d) Forfeiture of Restricted Stock. If the Recipient’s continuous service with the Company is terminated for any reason, any shares of Restricted Stock that have not previously vested and that do not vest as a result of such termination, shall be forfeited immediately upon termination of the Recipient’s continuous service with the Company.

(e) Receipt of Common Stock. At or after the end of the applicable Restricted Period, the Recipient shall receive certificates or other indicia of ownership for Common Stock equal to the number of shares of Restricted Stock that became vested at the end of that Restricted Period, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Any certificates or other indicia of ownership representing such shares shall be released to the Recipient as promptly as practical following the Recipient’s becoming entitled to receive such shares.

(f) Shareholder Rights. The Recipient shall, subject to the restrictions set forth herein, have all rights of a shareholder with respect to any shares of Restricted Stock, including the right to vote such shares and the right to receive cash dividends and, except as otherwise provided in Section 3(c) hereof, other distributions thereon.

(g) Section 83(b) Election and Tax Withholding.

(i) The Recipient may elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value as of the Grant Date of the Restricted Stock pursuant to Section 83(b) of the Code.

(ii) The Recipient shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof) and any dividends or other distributions made by the Company to the Recipient with respect to the Restricted Stock as and when the Company determines those amounts to be due, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock or any dividends or other distributions made by the Company to the Recipient with respect to any Restricted Stock.

(iii) The Recipient may elect, by notice to the Committee, to satisfy his or her minimum withholding tax obligation with respect to the granting or vesting of the Restricted Stock by the Company’s withholding a portion of the shares of Common Stock otherwise deliverable to the Recipient, such shares being valued at their fair market value as of the date on which the taxable event that gives rise to the withholding requirement occurs, or by the Recipient’s delivery to the Company of a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the Recipient to the Company.

4. Forfeiture by Reason of Detrimental Activity. The shares of Restricted Stock shall be subject to Section 17(n) of the Plan. Notwithstanding any other provision of this Agreement to the contrary, if the Recipient engages in any Detrimental Activity at any time prior to or during the one year period after the latest date on which any portion of the shares of

Restricted Stock become vested but prior to a Change in Control, the Company shall, upon the recommendation of the Committee in its sole and absolute discretion, be entitled to (a) immediately terminate and cancel any portion of the shares of Restricted Stock that have not previously vested, and (b) require that within two (2) years after the latest date on which any portion of the Restricted Stock vests but prior to a Change in Control, the Recipient (i) return to the Company any shares of Common Stock acquired pursuant to this Agreement, or if such shares of Common Stock are not still owned by the Recipient, that the Recipient pay to the Company an amount equal to the fair market value of such shares of Common Stock on the date they were issued, or if later, the date on which they became vested, and (ii) return to the Company any cash or other property (other than Common Stock) received by the Recipient from the Company pursuant to this Agreement. Awards shall also be subject to cancellation and/or clawback by the Committee if and to the extent required under applicable law.

5. Right to Set Off. By accepting this Agreement, the Recipient consents to a deduction from any amounts the Company owes the Recipient from time to time (including amounts owed to the Recipient as wages or other compensation, for any benefits, or vacation pay, as well as any other amounts owed to the Recipient by the Company), up to the dollar amount the Recipient owes the Company under Section 4 hereof. Whether or not the Company elects to make any set off in whole or in part, if the Company does not recover by means of set off the full amount the Recipient owes the Company calculated as set forth in Section 4 hereof, the Recipient agrees to pay immediately the unpaid balance to the Company.

6. Board of Director Discretion. The Recipient may be released from his or her obligations under Sections 4 and 5 hereof only if the Board of Directors of the Company, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.

7. No Right to Continued Employment or Service. This Agreement does not confer upon the Recipient any right with respect to continuance of employment or service by the Company, nor shall it interfere in any way with the right of the Company to terminate the Recipient’s employment or service at any time.

8. Change of Control or Capital Structure.

(a) Subject to any required action by the shareholders of the Company, the number of shares of Restricted Stock covered by this award shall be proportionately adjusted and the terms of the restrictions on such shares shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below Fair Market Value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.

(b) The Restricted Stock shall not become immediately vested in the event that a Change in Control occurs, except to the extent required in any employment agreement or consulting agreement between the Company and the Recipient or under the Company’s Executive Separation Policy, as amended from time to time and as applicable. In the event of a change in the Common Stock as presently constituted, which is limited to a change in all of its authorized shares without par value into the same number of shares with par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(c) The award of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of the Recipient and the Company, shall be instituted only in the state or federal courts located in Maricopa County in the State of Arizona, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.

10. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction should determine that any time period provided for in Section 4 is unenforceable, then such period shall be reduced to the longest period of time which such court shall deem enforceable, taking into consideration the purpose and intent of the Plan to serve the interests of the Company and its shareholders.

11. Notices. All notices or other communications with respect to the Restricted Stock shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address) and shall be effective upon receipt:

Stock Option Administrator

Republic Services, Inc.

18500 North Allied Way

Phœnix, Arizona 85054

12. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.

13. Interpretation/Provisions of Plan Control. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. The Recipient hereby accepts as final, conclusive and binding, any decisions by the Committee with respect to the interpretation or administration of the Plan and this Agreement.

14. Recipient Bound by Plan. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms, conditions and provisions thereof.

15. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Recipient’s heirs, legatees, distributees and personal representatives.

16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Recipient has affixed his or her signature hereto.

REPUBLIC SERVICES, INC.

By: Donald W. Slager
Chief Executive Officer and President

RECIPIENT

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Social Security Number

Date: [ ]

EXHIBIT A

NOTICE OF RESTRICTED STOCK TRANSFER

Republic Services, Inc., a Delaware corporation (the “Company”) and the undersigned person (the “Recipient”) entered into a Restricted Stock Agreement (the “Agreement”), effective                      and made pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).

Pursuant to Section 17(g) of the Plan and Section 3(c) of the Agreement, the Recipient (or the Recipient’s estate) transferred for no value shares of Restricted Stock granted under the Agreement, as stated below, to the person or entity described below (the “Transferee”).

Number of shares of Restricted Stock transferred:

Date of transfer:

The Transferee is a permitted transferee under Section 17(g) of the Plan and Section 3(c) of the Agreement for the following reason:

☐    Transfer by will or the laws of descent and distribution.

☐    Transfer pursuant to a domestic relations order.

☐    Transfer to one of the following family members listed in Section 3(c)(iii) of the Agreement: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

☐    Transfer to a member of the Recipient’s household (other than a tenant or an employee).

☐    Transfer to a trust in which the Recipient, a member of the Recipient’s family, or a member of the Recipient’s household has more than a 50% beneficial interest.

☐    Transfer to a foundation in which the Recipient, a member of the Recipient’s family, or a member of the Recipient’s household controls the management of the foundation’s assets.

☐    Transfer to an entity in which the Recipient, a member of the Recipient’s family, or a member of the Recipient’s household owns more than 50% of the voting interest.

If the Transferee is a natural person, the nature of the relationship between the Recipient and the Transferee is as follows:

If the Transferee is something other than a natural person, details regarding the Recipient’s (or a family member’s or a household member’s) beneficial interest, control or voting interest in the Transferee is as follows:

The Recipient acknowledges that at the time the Award vests, unless the Recipient had previously filed a Section 83(b) election with the Internal Revenue Service, the Recipient will be taxed at ordinary income rates on the excess, if any, of the fair market value of the shares of Restricted Stock on the date those shares vest over any amount paid by the Recipient for the transferred Restricted Stock. In addition, if the Recipient is an employee of the Company or any of its Affiliates, the Recipient will be subject to withholding tax on the taxable amount and agrees to make arrangements with the Company to pay such amounts as they come due.

This Notice is being furnished to the Company along with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer. An agreement signed by the Transferee acknowledging that all rights and obligations with respect to the transferred shares of Restricted Stock shall be governed by the terms and conditions set forth in the Agreement and Plan is also being furnished to the Company.

The aforementioned documents are being delivered to the Company in satisfaction of the Recipient’s obligations under Section 3(c)(iv) of the Agreement, to Stock Option Administrator at the following address:

Stock Option Administrator

Republic Services, Inc.

18500 North Allied Way

Phœnix, Arizona 85054

RECIPIENT

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Social Security Number

Date

EXHIBIT B

STATEMENT OF ACKNOWLEDGEMENT

On [                    ], [                ] (the “Transferor”) entered into a Restricted Stock Agreement (the “Agreement”) with Republic Services, Inc. (the “Company”), pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to Section 17(g) of the Plan and Section 3(c) of the Agreement, on [                    ] the Transferor (or the Transferor’s estate) transferred for no value [            ] shares of Restricted Stock granted under the Agreement to [                                        ] (the “Transferee”).

The Transferee hereby acknowledges and agrees that the Transferee is a permitted transferee under to Section 17(g) of the Plan and Section 3(c) of the Agreement. The Transferee further acknowledges and agrees that the Transferee’s rights and obligations with respect to the transferred shares of Restricted Stock shall be governed by the terms and conditions set forth in the Agreement and the Plan, as they are or would have been applicable to the Transferor, and that the Transferee will comply with such terms and conditions, including, without limitation, those provisions relating to the dates on which the shares of Restricted Stock may vest, and those relating to the forfeiture and repayment of benefits in the event that the Transferor engages in any Detrimental Activity, as defined in the Plan.

TRANSFEREE

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Tax Identifying Number

Date: [ ]

EXHIBIT C

STOCK POWER

FOR VALUE RECEIVED, pursuant to a certain Restricted Stock Agreement between Republic Services, Inc. and the undersigned dated [                    ], I hereby sell, assign and transfer unto Republic Services, Inc. all shares of the restricted Common Stock of Republic Services, Inc. awarded to me on this date and in the future under said Agreement and do hereby irrevocably constitute and appoint the Secretary of Republic Services, Inc. as my attorney-in-fact to transfer the said shares of stock on the books of Republic Services, Inc. with full power of substitution in the premises.

Dated: